UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 28, 2014

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-146093	20-5748297
(Commission File Number)	(I.R.S. Employer Identification No.)

260 Hudson River Road, Waterford, NY	12188
(Address of Principal Executive Offices)	(Zip Code)
518-233-3370
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On March 28, 2014, Momentive Performance Materials Inc. (the “Company”) issued a press release announcing the appointment of Jack Boss as Executive Vice President and President of the Silicones and Quartz Division. Mr. Boss was the former President of Honeywell Safety Products at Honeywell International from February 2012 to March 2014. He served in various leadership positions with Honeywell International since 2003, including Vice President and General Manager of Specialty Products from 2008 - 2012 and Vice President and General Manager of Specialty Chemicals from 2005 - 2008. Before joining Honeywell International, Mr. Boss was Vice President and General Manager of the Specialty and Fine Chemicals business of Great Lakes Chemical Corporation from 2000 - 2003, and Vice President and Business Director at Ashland Corporation (formerly International Specialty Products) from 1996-2000.

Mr. Boss’s terms of employment provide, among other things, that he will (i) receive an annual base salary of $585,000 for his first year (“Base Salary”), (ii) be eligible to receive annual cash incentive compensation payments (the “Annual Bonus”) with a target Annual Bonus opportunity of 80% of his Base Salary; (iii) a sign-on bonus of $1,300,000 (the “Sign-On Bonus”) paid over a two year period with the first payment of $500,000 made in July 2014 and the second payment of $800,000 made in April 2015; (iv) receive severance equal to 18 months of Base Salary in the event of a termination by the Company without cause; (v) receive relocation benefits under the Company’s relocation policy; and (vi) be eligible for four weeks of vacation and the Company’s usual health benefits. In addition, the Company undertook to use its reasonable best efforts to cause Mr. Boss to be nominated for an equity grant with a targeted value of $8.0 million. If an equity award with the aforementioned equity target value is not granted to him, Mr. Boss has the right to terminate employment for good reason and receive any unpaid amount of the Sign-On Bonus and the full amount of severance listed above.

The foregoing summary of Mr. Boss’s terms of employment does not purport to be complete and is subject to and qualified in its entirety by reference to the terms of employment which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

A copy of the press release dated March 28, 2014 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press release of Momentive Performance Materials Inc. dated March 28, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date:	March 28, 2014	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer